SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

 Not applicable

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.02 Results of Operations and Financial Condition.

The following information updates the information furnished by Wabash National Corporation (“Wabash” or “we”) in Item 2.02 of its Form 8-K dated April 13, 2012 (the “Prior 8-K”) by revising expected earnings per share to take into account transaction expenses associated with Wabash’s pending acquisition of Walker Group Holdings LLC (the “Acquisition”). There are no other changes reflected below from the disclosure contained in Item 2.02 of the Prior 8-K.

During Wabash’s fourth quarter 2011 and full year 2011 results conference call on February 7, 2012, we provided guidance on first quarter and full year expectations for 2012. As an update to that guidance, quote and order activity throughout the first quarter remained healthy and in line with seasonal demand trends. As a result, backlog as of March 31, 2012 is estimated to have remained relatively consistent with the December 31, 2011 level of $587 million at approximately $580 million. Previous guidance provided for the first quarter estimated shipments at approximately 11,000 new trailers, whereas actual shipments for the quarter were approximately 10,300. While slightly below our original estimate, new trailer deliveries improved monthly throughout the quarter as customers adjusted to increasing build rates, and year-over-year consolidated revenues for the first quarter are estimated to have been higher by approximately $54 to $56 million, or 24 to 25 percent. In addition, as production for the first quarter was approximately 11,000 trailers, we anticipate the shipment shortfall to be delivered in the second quarter. Our full year guidance for new trailer shipments of 50,000 to 56,000 remains unchanged.

Operationally during the quarter, Wabash continued to experience workforce productivity improvements, as well as an improvement in the mix of backlog built and shipped in the quarter, which reflected higher pricing levels. As a result of these factors, gross margins are expected to improve sequentially and first quarter earnings per share are expected to be in the range of $0.06 to $0.07 per diluted share on a GAAP basis, or $0.09 to $0.10 per diluted share on an adjusted non-GAAP basis after excluding the effects of an estimated $0.03 per diluted share of transaction expenses associated with the proposed Acquisition.

The information above is preliminary and is subject to change as final results are completed. As a result, actual results could be materially different from these estimates. Wabash is scheduled to release its first quarter 2012 results on Tuesday, May 1, 2012, after the close of the financial markets.

Adjusted earnings per share is a non-GAAP measure of financial performance and should not be considered as an alternative to the GAAP presentation of earnings per share.

Safe Harbor Statement

This Form 8-K contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this Form 8-K other than statements of historical fact are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Readers should review and consider the various disclosures made by the Company in its filings with the Securities and Exchange Commission, including the risks and uncertainties described therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: April 16, 2012	By:	/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer

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